Exhibit 32.1

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Precipio, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies to his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), the following:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ilan Danieli
Ilan Danieli
Chief Executive Officer (Principal Executive Officer)

/s/ Carl Iberger
Carl Iberger
Chief Financial Officer (Principal Financial and Accounting Officer)

Date: April 13, 2018

A signed original of this written statement required by Section 906 has been provided to Precipio, Inc. and will be retained by Precipio, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.